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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 3, 1997 (November 21, 1997)
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                           MARKWEST HYDROCARBON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                        1-11566              84-1352233
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)          File Number)     Identification Number)

        155 INVERNESS DRIVE WEST, SUITE 200, ENGLEWOOD, CO   80112-5004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  303-290-8700

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ITEM 2.  ACQUISITION  OR DISPOSITION OF ASSETS

On November 21, 1997, MarkWest Hydrocarbon, Inc. ("MarkWest") acquired the remaining 40 percent joint venture interest of its western Michigan project from
Michigan Energy Company, L.L.C. ("MEC").   The primary assets of the venture
include a sour gas pipeline and a natural gas liquids ("NGL") extraction plant which is expected to start up operations in the fourth quarter of 1997. The purchase price was $8.5 million in cash plus up to $13.5 million in future contingent payments, and was negotiated by the two parties on an arms' length basis. The future contingent payments consist of nine payments ranging from $1.0 million to $2.7 million, and are contingent upon several factors, including a minimum internal rate of return and substantial increases in system throughput volumes, ranging from 45 mmcfd (million cubic feet per day) to 75 mmcfd.

At closing, funds due to MarkWest from MEC related to the project were deducted from the purchase price and all legal disputes between the two parties were settled. The funding for the acquisition was obtained through the Company's existing credit facility maintained with the Bank of Montreal, as agent,
NationsBank and Colorado National Bank.   The credit facility allows the Company
to borrow up to $55.0 million, subject to borrowing base calculations, pursuant to a revolving loan commitment. Interest rates are based on either the agent bank's prime rate plus 1% or the London Interbank Offered Rate (LIBOR), plus an applicable margin of between 50 and 150 basis points, based upon the Company's debt to capitalization ratio.

In addition, through the agreement with MEC, MarkWest will fund another extension, the Claybanks Extension, which will add 27 miles of pipeline to the south. This extension will connect shut-in gas wells with a production capability of 23 mmcfd and reserves in excess of 38 bcf (billion cubic feet) and stimulate increased drilling in Oceana county. MarkWest expects to complete its expansion of the pipeline and gas treating and processing capacity from 35 mmcfd to 50 mmcfd in the fourth quarter of 1998. In early 1998, MarkWest will perform a feasibility analysis and begin permitting for an expansion to 100 mmcfd.

MarkWest started developing western Michigan as a core region in May 1996. MarkWest earned its original 60 percent interest by funding a 26 mile extension south of the existing 31 mile pipeline system, a 2 mile extension to the north to reach a Shell treatment plant, the NGL plant, and other capital programs. The extension provides access to shut-in production and new wells in this region, which is experiencing a significant increase in drilling activity. MarkWest expects growing profitability in western Michigan from this new NGL extraction plant which will allow the Company to sell propane and other liquids into higher-priced markets.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Business Acquired.

               It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than February 2, 1998.

         (b)  Pro Forma Financial Information.

               It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than February 2, 1998.
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 MARKWEST HYDROCARBON, INC.
                                       (Registrant)

Date:  December 3, 1997          BY: /s/   Gerald A. Tywoniuk
                                    -------------------------
                                       Gerald A. Tywoniuk
                                  Chief Financial Officer and
                                  Vice President of Finance
                              (On Behalf of the Registrant and as
                               Principal Financial and Accounting
                                            Officer)